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Exhibit 5
                      OPINION AND CONSENT OF LEGAL COUNSEL

DAVID WAGNER & ASSOCIATES, P.C.
Attorneys and Counselors at Law
8400 East Prentice Avenue
Penthouse Suite
Englewood, CO  80111

March 15, 1999

Board of Directors
Medical Device Technologies, Inc.
9191 Towne Centre Drive, Suite 420
San Diego, CA  92122

Gentlemen:

We have acted as counsel to MEDICAL DEVICE TECHNOLOGIES, INC. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act of 1933, as amended, of the 500,000 shares of the Company's common stock, $0.15 par value per share (the "Shares"), pursuant to the 1999 Stock Compensation Plan I of February 1, 1999, (the "Plan"). As such, we have examined the Registration Statement and such other documents of the Company as we deemed appropriate under the circumstances.

Based upon the foregoing, and assuming that the Shares will be issued as set forth in the Plan and Registration Statement, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the Plan Beneficiary, once issued pursuant to the Plan as described in the Registration Statement.

This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.

Very truly yours,

DAVID WAGNER & ASSOCIATES, P.C.


Consent:

We consent to the use of our opinion dated March 15, 1999 as an exhibit to the Registration Statement of Medical Device Technologies, Inc. and to the reference to our firm in the Registration Statement.

DAVID WAGNER & ASSOCIATES, P.C.